UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 17, 2009
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EX-99.1

Item 2.02 Results of Operations and Financial Condition
     On November 17, 2009, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting the Company anticipates an unaudited net loss of $1.4 million or $(.16) per share for the quarter ended September 30, 2009, compared with a net loss of $1.7 million or $(0.19) per share for the third quarter 2008. The Company expects to report $1.69 billion of total assets at September 30, 2009, compared with $1.77 billion at December 31, 2008 and $1.75 billion at September 30, 2008. Total loans, net of allowance for loan losses, should stand at $1.25 billion at September 30, 2009, compared with $1.32 billion at year-end 2008 and $1.27 billion at September 30, 2008.
     Anticipated total deposits of $1.43 billion at September 30, 2009, were consistent with $1.44 billion at September 30, 2008, and down slightly compared with $1.46 billion at December 31, 2008. Third quarter 2009 net interest income is expected to be $11.6 million compared with $11.7 million in the third quarter of 2008. Total noninterest income estimated at $3.3 million in the third quarter of 2009 rose slightly compared with $3.1 million for the three months ended September 30, 2008. Asset management and brokerage activities are expected to be down slightly year-over-year, offset by higher customer service fee income and gains on loan sales.
     For the nine months ended September 30, 2009, Mercantile Bancorp expects to report a net loss of $54.3 million or $(6.24) per share compared with a net loss of $2.1 million or $(0.24) per share in the first nine months of 2008. A significant portion of the 2009 loss reflects a non-cash goodwill impairment loss of $44.6 million related to its Royal Palm acquisition, which was recorded in the second quarter of 2009. Also in the first nine months of 2009, the Company recognized non-cash impairment charges on its equity investments in other financial institutions of approximately $3.2 million. Expenses during the period include deposit insurance premiums of about $3.1 million compared with $715,000 in the nine months of 2008. These increased premiums include a special assessment levied by the FDIC in second quarter 2009.
     Net interest income in the nine-month period ended September 30, 2009, was expected to be $32.7 million compared with $32.8 million for the same period in the prior year.
     The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Note: The information in this report provided in Item 2.02 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements And Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on November 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: November 17, 2009

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